424(b)(3)
                                                                      333-155361

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                         New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate               EQ/Intermediate Government
     Government Securities                           Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                           EQ/Core Bond Index
   -----------------------------------------------------------------------------

2. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

3. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

Series 100-500 NB/IF (AR)                                               x02387
Form # 888-540 (1/09)                                            142041 (1/09)

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

  ----------------------------------------------------------------------------------------------------------------------------------
                                                                              Acquired                                   Net Total
                                                                             Fund Fees     Total Annual   Fee Waivers      Annual
                                                                                and          Expenses        and/or       Expenses
                                                                              Expenses       (Before         Expense       (After
                                         Management     12b-1     Other     (Underlying      Expense       Reimburse-     Expense
  Portfolio Name                            Fees        Fees     Expenses   Portfolios)    Limitations)       ments     Limitations)
  ----------------------------------------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust
  ----------------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation                 0.10%       0.25%     0.17%        0.92%         1.44%           (0.19)%       1.25%
  AXA Conservative Allocation               0.10%       0.25%     0.21%        0.69%         1.25%           (0.25)%       1.00%
  AXA Conservative-Plus Allocation          0.10%       0.25%     0.19%        0.76%         1.30%           (0.20)%       1.10%
  AXA Moderate Allocation                   0.10%         --      0.17%        0.82%         1.09%           (0.19)%       0.90%
  AXA Moderate-Plus Allocation              0.10%       0.25%     0.17%        0.86%         1.38%           (0.18)%       1.20%
  Multimanager Aggressive Equity            0.59%         --      0.16%          --          0.75%              --         0.75%
  Multimanager Core Bond                    0.53%       0.25%     0.18%          --          0.96%            0.00%        0.96%
  Multimanager Health Care                  0.95%       0.25%     0.22%          --          1.42%            0.00%        1.42%
  Multimanager High Yield                   0.53%         --      0.18%          --          0.71%              --         0.71%
  Multimanager International Equity         0.82%       0.25%     0.21%          --          1.28%            0.00%        1.28%
  Multimanager Large Cap Core Equity        0.69%       0.25%     0.21%          --          1.15%            0.00%        1.15%
  Multimanager Large Cap Growth             0.75%       0.25%     0.24%          --          1.24%            0.00%        1.24%
  Multimanager Large Cap Value              0.72%       0.25%     0.20%          --          1.17%            0.00%        1.17%
  Multimanager Mid Cap Growth               0.80%       0.25%     0.20%          --          1.25%            0.00%        1.25%
  Multimanager Mid Cap Value                0.80%       0.25%     0.19%          --          1.24%            0.00%        1.24%
  Multimanager Small Cap Growth             0.85%       0.25%     0.24%          --          1.34%            0.00%        1.34%
  Multimanager Small Cap Value              0.85%       0.25%     0.19%          --          1.29%            0.00%        1.29%
  Multimanager Technology                   0.95%       0.25%     0.22%        0.01%         1.43%            0.00%        1.43%
  ----------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust
  ----------------------------------------------------------------------------------------------------------------------------------
  EQ/Intermediate Government Bond Index     0.35%         --      0.14%          --          0.49%              --         0.49%
  EQ/Core Bond Index                        0.35%       0.25%     0.11%          --          0.71%              --         0.71%
  ----------------------------------------------------------------------------------------------------------------------------------

5. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

   EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --
   FOR IRA CONTRACTS

  ------------------------------------------------------------------------------------------------------------------------
                                   If you surrender your contract at the          If you annuitize at the end of the
                                     end of the applicable time period                 applicable time period(1)
  ------------------------------------------------------------------------------------------------------------------------
                                  1 year   3 years    5 years    10 years      1 year    3 years    5 years    10 years
  ------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -----------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation        $849     $1,487     $2,150     $3,600         N/A      $1,487     $2,150     $3,600
  AXA Conservative Allocation      $830     $1,431     $2,058     $3,416         N/A      $1,431     $2,058     $3,416
  ------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------
                                  If you do not surrender your contract
                                       at the end of the applicable
                                               time period
  -------------------------------------------------------------------------
                                  1 year    3 years    5 years    10 years
  -------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -------------------------------------------------------------------------
  AXA Aggressive Allocation        $298      $914      $1,554     $3,270
  AXA Conservative Allocation      $279      $854      $1,456     $3,080
  -------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------
                                          If you surrender your contract at the          If you annuitize at the end of the
                                            end of the applicable time period                 applicable time period(1)
  -------------------------------------------------------------------------------------------------------------------------------
                                         1 year   3 years    5 years    10 years      1 year    3 years    5 years    10 years
  -------------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -------------------------------------------------------------------------------------------------------------------------------
  AXA Conservative-Plus Allocation        $835     $1,446     $2,083     $3,465         N/A      $1,446     $2,083     $3,465
  AXA Moderate Allocation                 $747     $1,181     $1,642     $2,558         N/A      $1,181     $1,642     $2,558
  AXA Moderate-Plus Allocation            $843     $1,469     $2,121     $3,542         N/A      $1,469     $2,121     $3,542
  Multimanager Aggressive Equity          $747     $1,181     $1,642     $2,558         N/A      $1,181     $1,642     $2,558
  Multimanager Core Bond                  $802     $1,345     $1,916     $3,128         N/A      $1,345     $1,916     $3,128
  Multimanager Health Care                $847     $1,481     $2,141     $3,581         N/A      $1,481     $2,141     $3,581
  Multimanager High Yield                 $777     $1,271     $1,793     $2,875         N/A      $1,271     $1,793     $2,875
  Multimanager International Equity       $833     $1,440     $2,073     $3,445         N/A      $1,440     $2,073     $3,445
  Multimanager Large Cap Core Equity      $821     $1,401     $2,009     $3,318         N/A      $1,401     $2,009     $3,318
  Multimanager Large Cap Growth           $829     $1,428     $2,053     $3,406         N/A      $1,428     $2,053     $3,406
  Multimanager Large Cap Value            $823     $1,408     $2,020     $3,339         N/A      $1,408     $2,020     $3,339
  Multimanager Mid Cap Growth             $830     $1,431     $2,058     $3,416         N/A      $1,431     $2,058     $3,416
  Multimanager Mid Cap Value              $829     $1,428     $2,053     $3,406         N/A      $1,428     $2,053     $3,406
  Multimanager Small Cap Growth           $839     $1,457     $2,102     $3,504         N/A      $1,457     $2,102     $3,504
  Multimanager Small Cap Value            $834     $1,443     $2,078     $3,455         N/A      $1,443     $2,078     $3,455
  Multimanager Technology                 $848     $1,484     $2,146     $3,590         N/A      $1,484     $2,146     $3,590
  -------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  -------------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      $777     $1,271     $1,792     $2,873         N/A      $1,271     $1,792     $2,873
  EQ/Intermediate Government
    Bond Index                            $755     $1,203     $1,679     $2,638         N/A      $1,203     $1,679     $2,638
  -------------------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  --------------------------------------------------------------------------------
                                         1 year    3 years   5 years    10 years
  --------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------------
  AXA Conservative-Plus Allocation        $284      $870      $1,482     $3,130
  AXA Moderate Allocation                 $190      $589      $1,013     $2,192
  AXA Moderate-Plus Allocation            $292      $895      $1,523     $3,211
  Multimanager Aggressive Equity          $190      $589      $1,013     $2,192
  Multimanager Core Bond                  $248      $763      $1,305     $2,782
  Multimanager Health Care                $296      $907      $1,543     $3,250
  Multimanager High Yield                 $222      $685      $1,174     $2,520
  Multimanager International Equity       $282      $864      $1,471     $3,110
  Multimanager Large Cap Core Equity      $268      $823      $1,404     $2,978
  Multimanager Large Cap Growth           $277      $851      $1,451     $3,070
  Multimanager Large Cap Value            $270      $830      $1,415     $3,001
  Multimanager Mid Cap Growth             $279      $854      $1,456     $3,080
  Multimanager Mid Cap Value              $277      $851      $1,451     $3,070
  Multimanager Small Cap Growth           $288      $882      $1,502     $3,171
  Multimanager Small Cap Value            $283      $867      $1,476     $3,120
  Multimanager Technology                 $297      $910      $1,549     $3,260
  --------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------
  EQ/Core Bond Index                      $222      $684      $1,173     $2,518
  EQ/Intermediate Government
    Bond Index                            $198      $613      $1,053     $2,275
  --------------------------------------------------------------------------------

  (1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.

  EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --
  FOR NQ CONTRACTS

  ------------------------------------------------------------------------------------------------------------------------------
                                          If you surrender your contract at the          If you annuitize at the end of the
                                            end of the applicable time period                 applicable time period(1)
  ------------------------------------------------------------------------------------------------------------------------------
                                         1 year    3 years   5 years     10 years      1 year    3 years    5 years    10 years
  ------------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ------------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation               $849     $1,487     $2,150      $3,270         N/A     $1,487     $2,150      $3,270
  AXA Conservative Allocation             $830     $1,431     $2,056      $3,080         N/A     $1,431     $2,056      $3,080
  AXA Conservative-Plus Allocation        $835     $1,446     $2,082      $3,130         N/A     $1,446     $2,082      $3,130
  AXA Moderate Allocation                 $747     $1,181     $1,613      $2,192         N/A     $1,181     $1,613      $2,192
  AXA Moderate-Plus Allocation            $843     $1,469     $2,121      $3,211         N/A     $1,469     $2,121      $3,211
  Multimanager Aggressive Equity          $747     $1,181     $1,613      $2,192         N/A     $1,181     $1,613      $2,192
  Multimanager Core Bond                  $802     $1,345     $1,905      $2,782         N/A     $1,345     $1,905      $2,782
  Multimanager Health Care                $847     $1,481     $2,141      $3,250         N/A     $1,481     $2,141      $3,250
  Multimanager High Yield                 $777     $1,271     $1,774      $2,520         N/A     $1,271     $1,774      $2,520
  Multimanager International Equity       $833     $1,440     $2,071      $3,110         N/A     $1,440     $2,071      $3,110
  Multimanager Large Cap Core Equity      $821     $1,401     $2,004      $2,978         N/A     $1,401     $2,004      $2,978
  Multimanager Large Cap Growth           $829     $1,428     $2,051      $3,070         N/A     $1,428     $2,051      $3,070
  Multimanager Large Cap Value            $823     $1,408     $2,015      $3,001         N/A     $1,408     $2,015      $3,001
  Multimanager Mid Cap Growth             $830     $1,431     $2,056      $3,080         N/A     $1,431     $2,056      $3,080
  Multimanager Mid Cap Value              $829     $1,428     $2,051      $3,070         N/A     $1,428     $2,051      $3,070
  Multimanager Small Cap Growth           $839     $1,457     $2,102      $3,171         N/A     $1,457     $2,102      $3,171
  Multimanager Small Cap Value            $834     $1,443     $2,076      $3,120         N/A     $1,443     $2,076      $3,120
  Multimanager Technology                 $848     $1,484     $2,146      $3,260         N/A     $1,484     $2,146      $3,260
  ------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ------------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      $777     $1,271     $1,773      $2,518         N/A     $1,271     $1,773      $2,518
  EQ/Intermediate Government
    Bond Index                            $755     $1,203     $1,653      $2,275         N/A     $1,203     $1,653      $2,275
  ------------------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  --------------------------------------------------------------------------------
                                         1 year    3 years   5 years    10 years
  --------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------------
  AXA Aggressive Allocation               $298      $914      $1,554     $3,270
  AXA Conservative Allocation             $279      $854      $1,456     $3,080
  AXA Conservative-Plus Allocation        $284      $870      $1,482     $3,130
  AXA Moderate Allocation                 $190      $589      $1,013     $2,192
  AXA Moderate-Plus Allocation            $292      $895      $1,523     $3,211
  Multimanager Aggressive Equity          $190      $589      $1,013     $2,192
  Multimanager Core Bond                  $248      $763      $1,305     $2,782
  Multimanager Health Care                $296      $907      $1,543     $3,250
  Multimanager High Yield                 $222      $685      $1,174     $2,520
  Multimanager International Equity       $282      $864      $1,471     $3,110
  Multimanager Large Cap Core Equity      $268      $823      $1,404     $2,978
  Multimanager Large Cap Growth           $277      $851      $1,451     $3,070
  Multimanager Large Cap Value            $270      $830      $1,415     $3,001
  Multimanager Mid Cap Growth             $279      $854      $1,456     $3,080
  Multimanager Mid Cap Value              $277      $851      $1,451     $3,070
  Multimanager Small Cap Growth           $288      $882      $1,502     $3,171
  Multimanager Small Cap Value            $283      $867      $1,476     $3,120
  Multimanager Technology                 $297      $910      $1,549     $3,260
  --------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------
  EQ/Core Bond Index                      $222      $684      $1,173     $2,518
  EQ/Intermediate Government
    Bond Index                            $198      $613      $1,053     $2,275
  --------------------------------------------------------------------------------

  (1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.

  EQUI-VEST(R) SERIES 300 CONTRACTS

  ---------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                        applicable time period and select
                                                                                      a non-life contingent period certain
                                          If you surrender your contract at the           annuity option with less than
                                            end of the applicable time period                       ten years
  ---------------------------------------------------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
  ---------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ---------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation               $850      $1,490     $2,155     $3,280       N/A      $1,490     $2,155     $3,280
  AXA Conservative Allocation             $831      $1,434     $2,061     $3,090       N/A      $1,434     $2,061     $3,090
  AXA Conservative-Plus Allocation        $836      $1,449     $2,087     $3,140       N/A      $1,449     $2,087     $3,140
  AXA Moderate Allocation                 $816      $1,387     $1,978     $2,927       N/A      $1,387     $1,978     $2,927
  AXA Moderate-Plus Allocation            $844      $1,472     $2,126     $3,221       N/A      $1,472     $2,126     $3,221
  Multimanager Aggressive Equity          $782      $1,286     $1,800     $2,573       N/A      $1,286     $1,800     $2,573
  Multimanager Core Bond                  $803      $1,348     $1,910     $2,792       N/A      $1,348     $1,910     $2,792
  Multimanager Health Care                $848      $1,484     $2,146     $3,260       N/A      $1,484     $2,146     $3,260
  Multimanager High Yield                 $778      $1,274     $1,779     $2,531       N/A      $1,274     $1,779     $2,531
  Multimanager International Equity       $834      $1,443     $2,076     $3,120       N/A      $1,443     $2,076     $3,120
  Multimanager Large Cap Core Equity      $822      $1,404     $2,009     $2,988       N/A      $1,404     $2,009     $2,988
  Multimanager Large Cap Growth           $830      $1,431     $2,056     $3,080       N/A      $1,431     $2,056     $3,080
  Multimanager Large Cap Value            $824      $1,411     $2,020     $3,011       N/A      $1,411     $2,020     $3,011
  Multimanager Mid Cap Growth             $831      $1,434     $2,061     $3,090       N/A      $1,434     $2,061     $3,090
  Multimanager Mid Cap Value              $830      $1,431     $2,056     $3,080       N/A      $1,431     $2,056     $3,080
  Multimanager Small Cap Growth           $840      $1,460     $2,107     $3,181       N/A      $1,460     $2,107     $3,181
  Multimanager Small Cap Value            $835      $1,446     $2,082     $3,130       N/A      $1,446     $2,082     $3,130
  Multimanager Technology                 $849      $1,487     $2,150     $3,270       N/A      $1,487     $2,150     $3,270
  ---------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ---------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      $778      $1,274     $1,778     $2,529       N/A      $1,274     $1,778     $2,529
  EQ/Intermediate Government
    Bond Index                            $756      $1,206     $1,658     $2,285       N/A      $1,206     $1,658     $2,285
  ---------------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  --------------------------------------------------------------------------------
                                         1 year    3 years   5 years    10 years
  --------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------------
  AXA Aggressive Allocation               $300      $917      $1,559     $3,280
  AXA Conservative Allocation             $280      $857      $1,461     $3,090
  AXA Conservative-Plus Allocation        $285      $873      $1,487     $3,140
  AXA Moderate Allocation                 $263      $807      $1,378     $2,927
  AXA Moderate-Plus Allocation            $293      $898      $1,528     $3,221
  Multimanager Aggressive Equity          $227      $701      $1,200     $2,573
  Multimanager Core Bond                  $249      $766      $1,310     $2,792
  Multimanager Health Care                $297      $910      $1,549     $3,260
  Multimanager High Yield                 $223      $688      $1,179     $2,531
  Multimanager International Equity       $283      $867      $1,476     $3,120
  Multimanager Large Cap Core Equity      $269      $826      $1,409     $2,988
  Multimanager Large Cap Growth           $279      $854      $1,456     $3,080
  Multimanager Large Cap Value            $271      $833      $1,420     $3,011
  Multimanager Mid Cap Growth             $280      $857      $1,461     $3,090
  Multimanager Mid Cap Value              $279      $854      $1,456     $3,080
  Multimanager Small Cap Growth           $289      $885      $1,507     $3,181
  Multimanager Small Cap Value            $284      $870      $1,482     $3,130
  Multimanager Technology                 $298      $914      $1,554     $3,270
  --------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------
  EQ/Core Bond Index                      $223      $687      $1,178     $2,529
  EQ/Intermediate Government
    Bond Index                            $199      $616      $1,058     $2,285
  --------------------------------------------------------------------------------

  EQUI-VEST(R) SERIES 400 CONTRACTS

  ----------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                        applicable time period and select
                                                                                      a non-life contingent period certain
                                          If you surrender your contract at the           annuity option with less than
                                            end of the applicable time period                       ten years
  ----------------------------------------------------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
  ----------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ----------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation               $915      $1,680    $2,465      $3,904       N/A      $1,680     $2,465     $3,904
  AXA Conservative Allocation             $896      $1,624    $2,375      $3,726       N/A      $1,624     $2,375     $3,726
  AXA Conservative-Plus Allocation        $901      $1,639    $2,399      $3,773       N/A      $1,639     $2,399     $3,773
  AXA Moderate Allocation                 $880      $1,578    $2,299      $3,573       N/A      $1,578     $2,299     $3,573
  AXA Moderate-Plus Allocation            $909      $1,662    $2,436      $3,848       N/A      $1,662     $2,436     $3,848
  Multimanager Aggressive Equity          $847      $1,479    $2,137      $3,243       N/A      $1,479     $2,137     $3,243
  Multimanager Core Bond                  $867      $1,540    $2,237      $3,447       N/A      $1,540     $2,237     $3,447
  Multimanager Health Care                $913      $1,674    $2,455      $3,885       N/A      $1,674     $2,455     $3,885
  Multimanager High Yield                 $843      $1,467    $2,117      $3,203       N/A      $1,467     $2,117     $3,203
  Multimanager International Equity       $899      $1,633    $2,389      $3,754       N/A      $1,633     $2,389     $3,754
  Multimanager Large Cap Core Equity      $886      $1,595    $2,328      $3,631       N/A      $1,595     $2,328     $3,631
  Multimanager Large Cap Growth           $895      $1,621    $2,370      $3,716       N/A      $1,621     $2,370     $3,716
  Multimanager Large Cap Value            $888      $1,602    $2,338      $3,652       N/A      $1,602     $2,338     $3,652
  Multimanager Mid Cap Growth             $896      $1,624    $2,375      $3,726       N/A      $1,624     $2,375     $3,726
  Multimanager Mid Cap Value              $895      $1,621    $2,370      $3,716       N/A      $1,621     $2,370     $3,716
  Multimanager Small Cap Growth           $905      $1,651    $2,418      $3,811       N/A      $1,651     $2,418     $3,811
  Multimanager Small Cap Value            $900      $1,636    $2,394      $3,764       N/A      $1,636     $2,394     $3,764
  Multimanager Technology                 $914      $1,677    $2,460      $3,895       N/A      $1,677     $2,460     $3,895
  ----------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ----------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      $842      $1,466    $2,116      $3,201       N/A      $1,466     $2,116     $3,201
  ----------------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  --------------------------------------------------------------------------------
                                         1 year   3 years    5 years    10 years
  --------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------------
  AXA Aggressive Allocation               $368     $1,118     $1,888     $3,904
  AXA Conservative Allocation             $348     $1,059     $1,793     $3,726
  AXA Conservative-Plus Allocation        $353     $1,075     $1,818     $3,773
  AXA Moderate Allocation                 $331     $1,010     $1,712     $3,573
  AXA Moderate-Plus Allocation            $361     $1,099     $1,858     $3,848
  Multimanager Aggressive Equity          $296     $  905     $1,539     $3,243
  Multimanager Core Bond                  $317     $  970     $1,646     $3,447
  Multimanager Health Care                $366     $1,112     $1,878     $3,885
  Multimanager High Yield                 $291     $  892     $1,519     $3,203
  Multimanager International Equity       $351     $1,069     $1,808     $3,754
  Multimanager Large Cap Core Equity      $337     $1,028     $1,742     $3,631
  Multimanager Large Cap Growth           $347     $1,056     $1,788     $3,716
  Multimanager Large Cap Value            $340     $1,035     $1,753     $3,652
  Multimanager Mid Cap Growth             $348     $1,059     $1,793     $3,726
  Multimanager Mid Cap Value              $347     $1,056     $1,788     $3,716
  Multimanager Small Cap Growth           $357     $1,087     $1,838     $3,811
  Multimanager Small Cap Value            $352     $1,072     $1,813     $3,764
  Multimanager Technology                 $367     $1,115     $1,883     $3,895
  --------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------
  EQ/Core Bond Index                      $291     $  892     $1,518     $3,201
  --------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------
                                                                              If you annuitize at the end of the
                                                                               applicable time period and select
                                                                             a non-life contingent period certain
                                 If you surrender your contract at the           annuity option with less than
                                   end of the applicable time period                       ten years
  -------------------------------------------------------------------------------------------------------------------
                                1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
  -------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  -------------------------------------------------------------------------------------------------------------------
  EQ/Intermediate Government
    Bond Index                   $820      $1,400     $2,001     $2,973       N/A      $1,400     $2,001     $2,973
  -------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  --------------------------------------------------------------------------------
                                         1 year   3 years    5 years    10 years
  --------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------
  EQ/Intermediate Government
    Bond Index                            $268      $821      $1,401     $2,973
  --------------------------------------------------------------------------------

  EQUI-VEST(R) SERIES 500 CONTRACTS

  ----------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                        applicable time period and select
                                                                                      a non-life contingent period certain
                                          If you surrender your contract at the           annuity option with less than
                                            end of the applicable time period                       ten years
  ----------------------------------------------------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
  ----------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ----------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation               $860      $1,519     $2,203     $3,379       N/A      $1,519     $2,203     $3,379
  AXA Conservative Allocation             $841      $1,463     $2,112     $3,191       N/A      $1,463     $2,112     $3,191
  AXA Conservative-Plus Allocation        $846      $1,478     $2,136     $3,241       N/A      $1,478     $2,136     $3,241
  AXA Moderate Allocation                 $826      $1,416     $2,030     $3,029       N/A      $1,416     $2,030     $3,029
  AXA Moderate-Plus Allocation            $854      $1,502     $2,174     $3,320       N/A      $1,502     $2,174     $3,320
  Multimanager Aggressive Equity          $792      $1,316     $1,853     $2,679       N/A      $1,316     $1,853     $2,679
  Multimanager Core Bond                  $813      $1,378     $1,962     $2,896       N/A      $1,378     $1,962     $2,896
  Multimanager Health Care                $858      $1,513     $2,194     $3,359       N/A      $1,513     $2,194     $3,359
  Multimanager High Yield                 $788      $1,304     $1,832     $2,637       N/A      $1,304     $1,832     $2,637
  Multimanager International Equity       $844      $1,472     $2,126     $3,221       N/A      $1,472     $2,126     $3,221
  Multimanager Large Cap Core Equity      $831      $1,434     $2,061     $3,090       N/A      $1,434     $2,061     $3,090
  Multimanager Large Cap Growth           $840      $1,460     $2,107     $3,181       N/A      $1,460     $2,107     $3,181
  Multimanager Large Cap Value            $834      $1,440     $2,072     $3,112       N/A      $1,440     $2,072     $3,112
  Multimanager Mid Cap Growth             $841      $1,463     $2,112     $3,191       N/A      $1,463     $2,112     $3,191
  Multimanager Mid Cap Value              $840      $1,460     $2,107     $3,181       N/A      $1,460     $2,107     $3,181
  Multimanager Small Cap Growth           $850      $1,490     $2,155     $3,280       N/A      $1,490     $2,155     $3,280
  Multimanager Small Cap Value            $845      $1,475     $2,131     $3,231       N/A      $1,475     $2,131     $3,231
  Multimanager Technology                 $859      $1,516     $2,199     $3,369       N/A      $1,516     $2,199     $3,369
  ----------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ----------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      $788      $1,303     $1,831     $2,635       N/A      $1,303     $1,831     $2,635
  EQ/Intermediate Government
    Bond Index                            $765      $1,236     $1,712     $2,394       N/A      $1,236     $1,712     $2,394
  ----------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
  -------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years
  -------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -------------------------------------------------------------------------------
  AXA Aggressive Allocation                $310      $948      $1,610     $3,379
  AXA Conservative Allocation              $290      $889      $1,513     $3,191
  AXA Conservative-Plus Allocation         $295      $904      $1,538     $3,241
  AXA Moderate Allocation                  $273      $839      $1,430     $3,029
  AXA Moderate-Plus Allocation             $304      $929      $1,579     $3,320
  Multimanager Aggressive Equity           $238      $732      $1,253     $2,679
  Multimanager Core Bond                   $260      $798      $1,362     $2,896
  Multimanager Health Care                 $308      $942      $1,600     $3,359
  Multimanager High Yield                  $234      $720      $1,232     $2,637
  Multimanager International Equity        $293      $898      $1,528     $3,221
  Multimanager Large Cap Core Equity       $280      $857      $1,461     $3,090
  Multimanager Large Cap Growth            $289      $885      $1,507     $3,181
  Multimanager Large Cap Value             $282      $864      $1,472     $3,112
  Multimanager Mid Cap Growth              $290      $889      $1,513     $3,191
  Multimanager Mid Cap Value               $289      $885      $1,507     $3,181
  Multimanager Small Cap Growth            $300      $917      $1,559     $3,280
  Multimanager Small Cap Value             $294      $901      $1,533     $3,231
  Multimanager Technology                  $309      $945      $1,605     $3,369
  -------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  -------------------------------------------------------------------------------
  EQ/Core Bond Index                       $233      $719      $1,231     $2,635
  EQ/Intermediate Government
    Bond Index                             $210      $648      $1,112     $2,394
  -------------------------------------------------------------------------------

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                             Life Insurance Company.

  Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                1290 Avenue of the Americas, New York, NY 10104.

                      AXA Equitable Life Insurance Company
                 1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                        New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate              EQ/Intermediate Government
     Government Securities                          Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                          EQ/Core Bond Index
   -----------------------------------------------------------------------------

2. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

3. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

Series Emp Sponsored NB/IF (AR)                                         x02443
Form # 888-541 (1/09)                                            142042 (1/09)

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Agressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

  ---------------------------------------------------------------------------------------------------------------------------------
                                                                            Acquired                                    Net Total
                                                                           Fund Fees     Total Annual   Fee Waivers       Annual
                                                                              and          Expenses        and/or        Expenses
                                                                            Expenses       (Before         Expense        (After
                                         Management   12b-1     Other     (Underlying      Expense       Reimburse-      Expense
  Portfolio Name                            Fees       Fees    Expenses   Portfolios)    Limitations)       ments      Limitations)
  ---------------------------------------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust
  ---------------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation                 0.10%      0.25%     0.17%       0.92%          1.44%         (0.19)%         1.25%
  AXA Conservative Allocation               0.10%      0.25%     0.21%       0.69%          1.25%         (0.25)%         1.00%
  AXA Conservative-Plus Allocation          0.10%      0.25%     0.19%       0.76%          1.30%         (0.20)%         1.10%
  AXA Moderate Allocation                   0.10%        --      0.17%       0.82%          1.09%         (0.19)%         0.90%
  AXA Moderate-Plus Allocation              0.10%      0.25%     0.17%       0.86%          1.38%         (0.18)%         1.20%
  Multimanager Aggressive Equity            0.59%        --      0.16%         --           0.75%            --           0.75%
  Multimanager Core Bond                    0.53%      0.25%     0.18%         --           0.96%          0.00%          0.96%
  Multimanager Health Care                  0.95%      0.25%     0.22%         --           1.42%          0.00%          1.42%
  Multimanager High Yield                   0.53%        --      0.18%         --           0.71%            --           0.71%
  Multimanager International Equity         0.82%      0.25%     0.21%         --           1.28%          0.00%          1.28%
  Multimanager Large Cap Core Equity        0.69%      0.25%     0.21%         --           1.15%          0.00%          1.15%
  Multimanager Large Cap Growth             0.75%      0.25%     0.24%         --           1.24%          0.00%          1.24%
  Multimanager Large Cap Value              0.72%      0.25%     0.20%         --           1.17%          0.00%          1.17%
  Multimanager Mid Cap Growth               0.80%      0.25%     0.20%         --           1.25%          0.00%          1.25%
  Multimanager Mid Cap Value                0.80%      0.25%     0.19%         --           1.24%          0.00%          1.24%
  Multimanager Small Cap Growth             0.85%      0.25%     0.24%         --           1.34%          0.00%          1.34%
  Multimanager Small Cap Value              0.85%      0.25%     0.19%         --           1.29%          0.00%          1.29%
  Multimanager Technology                   0.95%      0.25%     0.22%       0.01%          1.43%          0.00%          1.43%
  ---------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust
  ---------------------------------------------------------------------------------------------------------------------------------
  EQ/Intermediate Government Bond Index     0.35%        --      0.14%         --           0.49%            --           0.49%
  EQ/Core Bond Index                        0.35%      0.25%     0.11%         --           0.71%            --           0.71%
  ---------------------------------------------------------------------------------------------------------------------------------

5. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

   EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --
   FOR TSA, UNIVERSITY TSA, SEP, SARSEP, EDC AND ANNUITANT-OWNED HR - 10
   CONTRACTS

  ------------------------------------------------------------------------------------------------------------------------
                                   If you surrender your contract at the           If you annuitize at the end of the
                                     end of the applicable time period                  applicable time period(1)
  ------------------------------------------------------------------------------------------------------------------------
                                  1 year   3 years    5 years     10 years      1 year   3 years    5 years     10 years
  ------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation        $849     $1,487     $2,150      $3,600         N/A     $1,487     $2,150      $3,600
  AXA Conservative Allocation      $830     $1,431     $2,058      $3,416         N/A     $1,431     $2,058      $3,416
  ------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------
                                  If you do not surrender your contract
                                       at the end of the applicable
                                               time period
  -------------------------------------------------------------------------
                                  1 year    3 years    5 years    10 years
  -------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------
  AXA Aggressive Allocation        $298       $914      $1,554     $3,270
  AXA Conservative Allocation      $279       $854      $1,456     $3,080
  -------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                           If you surrender your contract at the        If you annuitize at the end of the
                                             end of the applicable time period               applicable time period(1)
--------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation           $835     $1,446     $2,083      $3,465     N/A       $1,446     $2,083      $3,465
AXA Moderate Allocation                    $747     $1,181     $1,642      $2,558     N/A       $1,181     $1,642      $2,558
AXA Moderate-Plus Allocation               $843     $1,469     $2,121      $3,542     N/A       $1,469     $2,121      $3,542
Multimanager Aggressive Equity             $747     $1,181     $1,642      $2,558     N/A       $1,181     $1,642      $2,558
Multimanager Core Bond                     $802     $1,345     $1,916      $3,128     N/A       $1,345     $1,916      $3,128
Multimanager Health Care                   $847     $1,481     $2,141      $3,581     N/A       $1,481     $2,141      $3,581
Multimanager High Yield                    $777     $1,271     $1,793      $2,875     N/A       $1,271     $1,793      $2,875
Multimanager International Equity          $833     $1,440     $2,073      $3,445     N/A       $1,440     $2,073      $3,445
Multimanager Large Cap Core Equity         $821     $1,401     $2,009      $3,318     N/A       $1,401     $2,009      $3,318
Multimanager Large Cap Growth              $829     $1,428     $2,053      $3,406     N/A       $1,428     $2,053      $3,406
Multimanager Large Cap Value               $823     $1,408     $2,020      $3,339     N/A       $1,408     $2,020      $3,339
Multimanager Mid Cap Growth                $830     $1,431     $2,058      $3,416     N/A       $1,431     $2,058      $3,416
Multimanager Mid Cap Value                 $829     $1,428     $2,053      $3,406     N/A       $1,428     $2,053      $3,406
Multimanager Small Cap Growth              $839     $1,457     $2,102      $3,504     N/A       $1,457     $2,102      $3,504
Multimanager Small Cap Value               $834     $1,443     $2,078      $3,455     N/A       $1,443     $2,078      $3,455
Multimanager Technology                    $848     $1,484     $2,146      $3,590     N/A       $1,484     $2,146      $3,590
--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Core Bond Index                         $777     $1,271     $1,792      $2,873     N/A       $1,271     $1,792      $2,873
EQ/Intermediate Government Bond Index      $755     $1,203     $1,679      $2,638     N/A       $1,203     $1,679      $2,638
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                          If you do not surrender your contract
                                               at the end of the applicable
                                                       time period
------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation           $284       $870      $1,482     $3,130
AXA Moderate Allocation                    $190       $589      $1,013     $2,192
AXA Moderate-Plus Allocation               $292       $895      $1,523     $3,211
Multimanager Aggressive Equity             $190       $589      $1,013     $2,192
Multimanager Core Bond                     $248       $763      $1,305     $2,782
Multimanager Health Care                   $296       $907      $1,543     $3,250
Multimanager High Yield                    $222       $685      $1,174     $2,520
Multimanager International Equity          $282       $864      $1,471     $3,110
Multimanager Large Cap Core Equity         $268       $823      $1,404     $2,978
Multimanager Large Cap Growth              $277       $851      $1,451     $3,070
Multimanager Large Cap Value               $270       $830      $1,415     $3,001
Multimanager Mid Cap Growth                $279       $854      $1,456     $3,080
Multimanager Mid Cap Value                 $277       $851      $1,451     $3,070
Multimanager Small Cap Growth              $288       $882      $1,502     $3,171
Multimanager Small Cap Value               $283       $867      $1,476     $3,120
Multimanager Technology                    $297       $910      $1,549     $3,260
------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Core Bond Index                         $222       $684      $1,173     $2,518
EQ/Intermediate Government Bond Index      $198       $613      $1,053     $2,275

(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.

EQUI-VEST(R) SERIES 200 TRUSTEED CONTRACTS

------------------------------------------------------------------------------------------------------------------------------
                                          If you surrender your contract at the        If you annuitize at the end of the
                                            end of the applicable time period               applicable time period(1)
------------------------------------------------------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                  $849     $1,487     $2,150     $3,270      N/A       $1,487     $2,150     $3,270
AXA Conservative Allocation                $830     $1,431     $2,056     $3,080      N/A       $1,431     $2,056     $3,080
AXA Conservative-Plus Allocation           $835     $1,446     $2,082     $3,130      N/A       $1,446     $2,082     $3,130
AXA Moderate Allocation                    $747     $1,181     $1,613     $2,192      N/A       $1,181     $1,613     $2,192
AXA Moderate-Plus Allocation               $843     $1,469     $2,121     $3,211      N/A       $1,469     $2,121     $3,211
Multimanager Aggressive Equity             $747     $1,181     $1,613     $2,192      N/A       $1,181     $1,613     $2,192
Multimanager Core Bond                     $802     $1,345     $1,905     $2,782      N/A       $1,345     $1,905     $2,782
Multimanager Health Care                   $847     $1,481     $2,141     $3,250      N/A       $1,481     $2,141     $3,250
Multimanager High Yield                    $777     $1,271     $1,774     $2,520      N/A       $1,271     $1,774     $2,520
Multimanager International Equity          $833     $1,440     $2,071     $3,110      N/A       $1,440     $2,071     $3,110
Multimanager Large Cap Core Equity         $821     $1,401     $2,004     $2,978      N/A       $1,401     $2,004     $2,978
Multimanager Large Cap Growth              $829     $1,428     $2,051     $3,070      N/A       $1,428     $2,051     $3,070
Multimanager Large Cap Value               $823     $1,408     $2,015     $3,001      N/A       $1,408     $2,015     $3,001
Multimanager Mid Cap Growth                $830     $1,431     $2,056     $3,080      N/A       $1,431     $2,056     $3,080
Multimanager Mid Cap Value                 $829     $1,428     $2,051     $3,070      N/A       $1,428     $2,051     $3,070
Multimanager Small Cap Growth              $839     $1,457     $2,102     $3,171      N/A       $1,457     $2,102     $3,171
Multimanager Small Cap Value               $834     $1,443     $2,076     $3,120      N/A       $1,443     $2,076     $3,120
Multimanager Technology                    $848     $1,484     $2,146     $3,260      N/A       $1,484     $2,146     $3,260
------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------
EQ/Core Bond Index                         $777     $1,271     $1,773     $2,518      N/A       $1,271     $1,773     $2,518
EQ/Intermediate Government Bond Index      $755     $1,203     $1,653     $2,275      N/A       $1,203     $1,653     $2,275
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                          If you do not surrender your contract
                                               at the end of the applicable
                                                       time period
------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------
AXA Aggressive Allocation                  $298      $914       $1,554     $3,270
AXA Conservative Allocation                $279      $854       $1,456     $3,080
AXA Conservative-Plus Allocation           $284      $870       $1,482     $3,130
AXA Moderate Allocation                    $190      $589       $1,013     $2,192
AXA Moderate-Plus Allocation               $292      $895       $1,523     $3,211
Multimanager Aggressive Equity             $190      $589       $1,013     $2,192
Multimanager Core Bond                     $248      $763       $1,305     $2,782
Multimanager Health Care                   $296      $907       $1,543     $3,250
Multimanager High Yield                    $222      $685       $1,174     $2,520
Multimanager International Equity          $282      $864       $1,471     $3,110
Multimanager Large Cap Core Equity         $268      $823       $1,404     $2,978
Multimanager Large Cap Growth              $277      $851       $1,451     $3,070
Multimanager Large Cap Value               $270      $830       $1,415     $3,001
Multimanager Mid Cap Growth                $279      $854       $1,456     $3,080
Multimanager Mid Cap Value                 $277      $851       $1,451     $3,070
Multimanager Small Cap Growth              $288      $882       $1,502     $3,171
Multimanager Small Cap Value               $283      $867       $1,476     $3,120
Multimanager Technology                    $297      $910       $1,549     $3,260
------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Core Bond Index                         $222      $684       $1,173     $2,518
EQ/Intermediate Government Bond Index      $198      $613       $1,053     $2,275
------------------------------------------------------------------------------------

(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.

EQUI-VEST(R) SERIES 300 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------
                                                                                        If you annuitize at the end of the
                                                                                         applicable time period and select
                                                                                       a non-life contingent period certain
                                           If you surrender your contract at the           annuity option with less than
                                             end of the applicable time period                       ten years
------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                  $850      $1,490     $2,155     $3,280      N/A       $1,490     $2,155     $3,280
AXA Conservative Allocation                $831      $1,434     $2,061     $3,090      N/A       $1,434     $2,061     $3,090
AXA Conservative-Plus Allocation           $836      $1,449     $2,087     $3,140      N/A       $1,449     $2,087     $3,140
AXA Moderate Allocation                    $816      $1,387     $1,978     $2,927      N/A       $1,387     $1,978     $2,927
AXA Moderate-Plus Allocation               $844      $1,472     $2,126     $3,221      N/A       $1,472     $2,126     $3,221
Multimanager Aggressive Equity             $782      $1,286     $1,800     $2,573      N/A       $1,286     $1,800     $2,573
Multimanager Core Bond                     $803      $1,348     $1,910     $2,792      N/A       $1,348     $1,910     $2,792
Multimanager Health Care                   $848      $1,484     $2,146     $3,260      N/A       $1,484     $2,146     $3,260
Multimanager High Yield                    $778      $1,274     $1,779     $2,531      N/A       $1,274     $1,779     $2,531
Multimanager International Equity          $834      $1,443     $2,076     $3,120      N/A       $1,443     $2,076     $3,120
Multimanager Large Cap Core Equity         $822      $1,404     $2,009     $2,988      N/A       $1,404     $2,009     $2,988
Multimanager Large Cap Growth              $830      $1,431     $2,056     $3,080      N/A       $1,431     $2,056     $3,080
Multimanager Large Cap Value               $824      $1,411     $2,020     $3,011      N/A       $1,411     $2,020     $3,011
Multimanager Mid Cap Growth                $831      $1,434     $2,061     $3,090      N/A       $1,434     $2,061     $3,090
Multimanager Mid Cap Value                 $830      $1,431     $2,056     $3,080      N/A       $1,431     $2,056     $3,080
Multimanager Small Cap Growth              $840      $1,460     $2,107     $3,181      N/A       $1,460     $2,107     $3,181
Multimanager Small Cap Value               $835      $1,446     $2,082     $3,130      N/A       $1,446     $2,082     $3,130
Multimanager Technology                    $849      $1,487     $2,150     $3,270      N/A       $1,487     $2,150     $3,270
------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------
EQ/Core Bond Index                         $778      $1,274     $1,778     $2,529      N/A       $1,274     $1,778     $2,529
EQ/Intermediate Government Bond Index      $756      $1,206     $1,658     $2,285      N/A       $1,206     $1,658     $2,285
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                          If you do not surrender your contract
                                               at the end of the applicable
                                                       time period
-----------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------
AXA Aggressive Allocation                  $300       $917      $1,559     $3,280
AXA Conservative Allocation                $280       $857      $1,461     $3,090
AXA Conservative-Plus Allocation           $285       $873      $1,487     $3,140
AXA Moderate Allocation                    $263       $807      $1,378     $2,927
AXA Moderate-Plus Allocation               $293       $898      $1,528     $3,221
Multimanager Aggressive Equity             $227       $701      $1,200     $2,573
Multimanager Core Bond                     $249       $766      $1,310     $2,792
Multimanager Health Care                   $297       $910      $1,549     $3,260
Multimanager High Yield                    $223       $688      $1,179     $2,531
Multimanager International Equity          $283       $867      $1,476     $3,120
Multimanager Large Cap Core Equity         $269       $826      $1,409     $2,988
Multimanager Large Cap Growth              $279       $854      $1,456     $3,080
Multimanager Large Cap Value               $271       $833      $1,420     $3,011
Multimanager Mid Cap Growth                $280       $857      $1,461     $3,090
Multimanager Mid Cap Value                 $279       $854      $1,456     $3,080
Multimanager Small Cap Growth              $289       $885      $1,507     $3,181
Multimanager Small Cap Value               $284       $870      $1,482     $3,130
Multimanager Technology                    $298       $914      $1,554     $3,270
-----------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------
EQ/Core Bond Index                         $223       $687      $1,178     $2,529
EQ/Intermediate Government Bond Index      $199       $616      $1,058     $2,285
-----------------------------------------------------------------------------------

EQUI-VEST(R) SERIES 400 CONTRACTS

----------------------------------------------------------------------------------------------------------------------------
                                                                                     If you annuitize at the end of the
                                                                                      applicable time period and select
                                                                                    a non-life contingent period certain
                                        If you surrender your contract at the           annuity option with less than
                                          end of the applicable time period                       ten years
----------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
----------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation               $915      $1,680     $2,465     $3,904      N/A       $1,680     $2,465     $3,904
AXA Conservative Allocation             $896      $1,624     $2,375     $3,726      N/A       $1,624     $2,375     $3,726
AXA Conservative-Plus Allocation        $901      $1,639     $2,399     $3,773      N/A       $1,639     $2,399     $3,773
AXA Moderate Allocation                 $880      $1,578     $2,299     $3,573      N/A       $1,578     $2,299     $3,573
AXA Moderate-Plus Allocation            $909      $1,662     $2,436     $3,848      N/A       $1,662     $2,436     $3,848
Multimanager Aggressive Equity          $847      $1,479     $2,137     $3,243      N/A       $1,479     $2,137     $3,243
Multimanager Core Bond                  $867      $1,540     $2,237     $3,447      N/A       $1,540     $2,237     $3,447
Multimanager Health Care                $913      $1,674     $2,455     $3,885      N/A       $1,674     $2,455     $3,885
Multimanager High Yield                 $843      $1,467     $2,117     $3,203      N/A       $1,467     $2,117     $3,203
Multimanager International Equity       $899      $1,633     $2,389     $3,754      N/A       $1,633     $2,389     $3,754
Multimanager Large Cap Core Equity      $886      $1,595     $2,328     $3,631      N/A       $1,595     $2,328     $3,631
Multimanager Large Cap Growth           $895      $1,621     $2,370     $3,716      N/A       $1,621     $2,370     $3,716
Multimanager Large Cap Value            $888      $1,602     $2,338     $3,652      N/A       $1,602     $2,338     $3,652
Multimanager Mid Cap Growth             $896      $1,624     $2,375     $3,726      N/A       $1,624     $2,375     $3,726
Multimanager Mid Cap Value              $895      $1,621     $2,370     $3,716      N/A       $1,621     $2,370     $3,716
Multimanager Small Cap Growth           $905      $1,651     $2,418     $3,811      N/A       $1,651     $2,418     $3,811
Multimanager Small Cap Value            $900      $1,636     $2,394     $3,764      N/A       $1,636     $2,394     $3,764
Multimanager Technology                 $914      $1,677     $2,460     $3,895      N/A       $1,677     $2,460     $3,895

--------------------------------------------------------------------------------
                                       If you do not surrender your contract
                                            at the end of the applicable
                                                    time period
--------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation               $368      $1,118     $1,888     $3,904
AXA Conservative Allocation             $348      $1,059     $1,793     $3,726
AXA Conservative-Plus Allocation        $353      $1,075     $1,818     $3,773
AXA Moderate Allocation                 $331      $1,010     $1,712     $3,573
AXA Moderate-Plus Allocation            $361      $1,099     $1,858     $3,848
Multimanager Aggressive Equity          $296      $  905     $1,539     $3,243
Multimanager Core Bond                  $317      $  970     $1,646     $3,447
Multimanager Health Care                $366      $1,112     $1,878     $3,885
Multimanager High Yield                 $291      $  892     $1,519     $3,203
Multimanager International Equity       $351      $1,069     $1,808     $3,754
Multimanager Large Cap Core Equity      $337      $1,028     $1,742     $3,631
Multimanager Large Cap Growth           $347      $1,056     $1,788     $3,716
Multimanager Large Cap Value            $340      $1,035     $1,753     $3,652
Multimanager Mid Cap Growth             $348      $1,059     $1,793     $3,726
Multimanager Mid Cap Value              $347      $1,056     $1,788     $3,716
Multimanager Small Cap Growth           $357      $1,087     $1,838     $3,811
Multimanager Small Cap Value            $352      $1,072     $1,813     $3,764
Multimanager Technology                 $367      $1,115     $1,883     $3,895
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                        If you annuitize at the end of the
                                                                                         applicable time period and select
                                                                                       a non-life contingent period certain
                                           If you surrender your contract at the           annuity option with less than
                                             end of the applicable time period                       ten years
--------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Core Bond Index                         $842      $1,466     $2,116     $3,201      N/A       $1,466     $2,116     $3,201
EQ/Intermediate Government Bond Index      $820      $1,400     $2,001     $2,973      N/A       $1,400     $2,001     $2,973
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                          If you do not surrender your contract
                                               at the end of the applicable
                                                       time period
------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------
EQ/Core Bond Index                         $291      $892       $1,518     $3,201
EQ/Intermediate Government Bond Index      $268      $821       $1,401     $2,973
------------------------------------------------------------------------------------

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                             Life Insurance Company.

  Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                1290 Avenue of the Americas, New York, NY 10104.

                      AXA Equitable Life Insurance Company
                 1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) EXPRESS(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                       New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate             EQ/Intermediate Government
     Government Securities                         Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                         EQ/Core Bond Index
   -----------------------------------------------------------------------------

2. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

3. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

Series 700 NB/IF (AR)                                                   x02445
Form # 888-542 (1/09)                                            142043 (1/09)

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

   --------------------------------------------------------------------------------------------------------------------------------
                                                                              Acquired                                   Net Total
                                                                             Fund Fees     Total Annual   Fee Waivers      Annual
                                                                                and          Expenses       and/or        Expenses
                                                                              Expenses       (Before        Expense        (After
                                         Management    12b-1      Other     (Underlying      Expense      Reimburse-      Expense
   Portfolio Name                           Fees        Fees    Expenses    Portfolios)    Limitations)      ments      Limitations)
   --------------------------------------------------------------------------------------------------------------------------------
   AXA Premier VIP Trust5%
   --------------------------------------------------------------------------------------------------------------------------------
   AXA Aggressive Allocation                0.10%       0.25%     0.17%         0.92%         1.44%         (0.19)%        1.25%
   AXA Conservative Allocation              0.10%       0.25%     0.21%         0.69%         1.25%         (0.25)%        1.00%
   AXA Conservative-Plus Allocation         0.10%       0.25%     0.19%         0.76%         1.30%         (0.20)%        1.10%
   AXA Moderate Allocation                  0.10%       0.25%     0.17%         0.82%         1.34%         (0.19)%        1.15%
   AXA Moderate-Plus Allocation             0.10%       0.25%     0.17%         0.86%         1.38%         (0.18)%        1.20%
   Multimanager Aggressive Equity           0.59%       0.25%     0.16%           --          1.00%            --          1.00%
   Multimanager Core Bond                   0.53%       0.25%     0.18%           --          0.96%          0.00%         0.96%
   Multimanager Health Care                 0.95%       0.25%     0.22%           --          1.42%          0.00%         1.42%
   Multimanager High Yield                  0.53%       0.25%     0.18%           --          0.96%            --          0.96%
   Multimanager International Equity        0.82%       0.25%     0.21%           --          1.28%          0.00%         1.28%
   Multimanager Large Cap Core Equity       0.69%       0.25%     0.21%           --          1.15%          0.00%         1.15%
   Multimanager Large Cap Growth            0.75%       0.25%     0.24%           --          1.24%          0.00%         1.24%
   Multimanager Large Cap Value             0.72%       0.25%     0.20%           --          1.17%          0.00%         1.17%
   Multimanager Mid Cap Growth              0.80%       0.25%     0.20%           --          1.25%          0.00%         1.25%
   Multimanager Mid Cap Value               0.80%       0.25%     0.19%           --          1.24%          0.00%         1.24%
   Multimanager Small Cap Growth            0.85%       0.25%     0.24%           --          1.34%          0.00%         1.34%
   Multimanager Small Cap Value             0.85%       0.25%     0.19%           --          1.29%          0.00%         1.29%
   Multimanager Technology                  0.95%       0.25%     0.22%         0.01%         1.43%          0.00%         1.43%
   --------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust
   --------------------------------------------------------------------------------------------------------------------------------
   EQ/Intermediate Government Bond Index    0.35%       0.25%     0.14%           --          0.74%            --          0.74%
   EQ/Core Bond Index                       0.35%       0.25%     0.11%           --          0.71%            --          0.71%
   --------------------------------------------------------------------------------------------------------------------------------

5. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

   ---------------------------------------------------------------------------------------------------------------------------
                                                                                      If you annuitize at the end of the
                                                                                       applicable time period and select
                                                                                     a non-life contingent period certain
                                         If you surrender your contract at the           annuity option with less than
                                           end of the applicable time period                       ten years
   ---------------------------------------------------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
   ---------------------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ---------------------------------------------------------------------------------------------------------------------------
   AXA Aggressive Allocation            $1,004     $1,581     $2,167     $3,887       N/A      $1,581     $2,167     $3,887
   AXA Conservative Allocation          $  986     $1,525     $2,075     $3,709       N/A      $1,525     $2,075     $3,709
   AXA Conservative-Plus Allocation     $  990     $1,539     $2,099     $3,756       N/A      $1,539     $2,099     $3,756
   AXA Moderate Allocation              $  994     $1,551     $2,119     $3,793       N/A      $1,551     $2,119     $3,793
   AXA Moderate-Plus Allocation         $  998     $1,563     $2,138     $3,831       N/A      $1,563     $2,138     $3,831
   ---------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------
                                        If you do not surrender your contract
                                             at the end of the applicable
                                                     time period
   ------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years
   ------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ------------------------------------------------------------------------------
   AXA Aggressive Allocation             $366     $1,112     $1,879     $3,887
   AXA Conservative Allocation           $346     $1,054     $1,783     $3,709
   AXA Conservative-Plus Allocation      $351     $1,069     $1,809     $3,756
   AXA Moderate Allocation               $355     $1,081     $1,829     $3,793
   AXA Moderate-Plus Allocation          $359     $1,094     $1,849     $3,831
   ------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------------------
                                                                                          If you annuitize at the end of the
                                                                                           applicable time period and select
                                                                                         a non-life contingent period certain
                                             If you surrender your contract at the           annuity option with less than
                                               end of the applicable time period                       ten years
  --------------------------------------------------------------------------------------------------------------------------------
                                            1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
  --------------------------------------------------------------------------------------------------------------------------------
  Multimanager Aggressive Equity            $  961     $1,452     $1,953     $3,470       N/A      $1,452     $1,953     $3,470
  Multimanager Core Bond                    $  957     $1,439     $1,932     $3,429       N/A      $1,439     $1,932     $3,429
  Multimanager Health Care                  $1,002     $1,575     $2,158     $3,868       N/A      $1,575     $2,158     $3,868
  Multimanager High Yield                   $  957     $1,440     $1,933     $3,431       N/A      $1,440     $1,933     $3,431
  Multimanager International Equity         $  989     $1,534     $2,090     $3,737       N/A      $1,534     $2,090     $3,737
  Multimanager Large Cap Core Equity        $  976     $1,495     $2,026     $3,613       N/A      $1,495     $2,026     $3,613
  Multimanager Large Cap Growth             $  985     $1,522     $2,070     $3,699       N/A      $1,522     $2,070     $3,699
  Multimanager Large Cap Value              $  978     $1,502     $2,037     $3,634       N/A      $1,502     $2,037     $3,634
  Multimanager Mid Cap Growth               $  986     $1,525     $2,075     $3,709       N/A      $1,525     $2,075     $3,709
  Multimanager Mid Cap Value                $  985     $1,522     $2,070     $3,699       N/A      $1,522     $2,070     $3,699
  Multimanager Small Cap Growth             $  994     $1,551     $2,119     $3,793       N/A      $1,551     $2,119     $3,793
  Multimanager Small Cap Value              $  989     $1,537     $2,094     $3,746       N/A      $1,537     $2,094     $3,746
  Multimanager Technology                   $1,003     $1,578     $2,162     $3,878       N/A      $1,578     $2,162     $3,878
  --------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                        $  932     $1,365     $1,808     $3,182       N/A      $1,365     $1,808     $3,182
  EQ/Intermediate Government Bond Index     $  935     $1,372     $1,820     $3,207       N/A      $1,372     $1,820     $3,207
  --------------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------
                                            If you do not surrender your contract
                                                 at the end of the applicable
                                                         time period
  -----------------------------------------------------------------------------------
                                            1 year    3 years    5 years    10 years
  -----------------------------------------------------------------------------------
  Multimanager Aggressive Equity             $320      $  977     $1,658     $3,470
  Multimanager Core Bond                     $315      $  964     $1,636     $3,429
  Multimanager Health Care                   $364      $1,106     $1,869     $3,868
  Multimanager High Yield                    $316      $  964     $1,637     $3,431
  Multimanager International Equity          $349      $1,063     $1,799     $3,737
  Multimanager Large Cap Core Equity         $335      $1,023     $1,733     $3,613
  Multimanager Large Cap Growth              $345      $1,051     $1,778     $3,699
  Multimanager Large Cap Value               $338      $1,030     $1,744     $3,634
  Multimanager Mid Cap Growth                $346      $1,054     $1,783     $3,709
  Multimanager Mid Cap Value                 $345      $1,051     $1,778     $3,699
  Multimanager Small Cap Growth              $355      $1,081     $1,829     $3,793
  Multimanager Small Cap Value               $350      $1,066     $1,804     $3,746
  Multimanager Technology                    $365      $1,109     $1,874     $3,878
  -----------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  -----------------------------------------------------------------------------------
  EQ/Core Bond Index                         $289      $  886     $1,508     $3,182
  EQ/Intermediate Government Bond Index      $292      $  894     $1,521     $3,207
  -----------------------------------------------------------------------------------

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

 EQUI-VEST(R) Express(SM) is issued by and is a registered service mark of AXA
                        Equitable Life Insurance Company.

  Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                1290 Avenue of the Americas, New York, NY 10104.

                      AXA Equitable Life Insurance Company
                 1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name              New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate    EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -------------------------------------
    AXA Premier VIP Trust
    -------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -------------------------------------
    MULTIMANAGER CORE BOND
    -------------------------------------
    MULTIMANAGER HEALTH CARE
    -------------------------------------
    MULTIMANAGER HIGH YIELD
    -------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -------------------------------------
    MULTIMANAGER MID CAP GROWTH
    -------------------------------------
    MULTIMANAGER MID CAP VALUE
    -------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -------------------------------------
    MULTIMANAGER TECHNOLOGY
    -------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


Series 800 NB/IF (AR)                                                     x02447
Form # 888-544 (1/09)                                              142045 (1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    ----------------------------------------------------------------------------------
                                                                          Acquired
                                                                         Fund Fees
                                                                            and
                                                                          Expenses
                                       Management     12b-1     Other   (Underlying
    Portfolio Name                       Fees         Fees    Expenses   Portfolios)
    ----------------------------------------------------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%      0.92%
    AXA Conservative Allocation          0.10%         0.25%     0.21%      0.69%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%      0.76%
    AXA Moderate Allocation              0.10%         0.25%     0.17%      0.82%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%      0.86%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%        --
    Multimanager Core Bond               0.53%         0.25%     0.18%        --
    Multimanager Health Care             0.95%         0.25%     0.22%        --
    Multimanager High Yield              0.53%         0.25%     0.18%        --
    Multimanager International Equity    0.82%         0.25%     0.21%        --
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%        --
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%        --
    Multimanager Large Cap Value         0.72%         0.25%     0.20%        --
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%        --
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%        --
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%        --
    Multimanager Small Cap Value         0.85%         0.25%     0.19%        --
    Multimanager Technology              0.95%         0.25%     0.22%      0.01%
    ----------------------------------------------------------------------------------
     EQ Advisors Trust
    ----------------------------------------------------------------------------------
    EQ/Intermediate Government           0.35%         0.25%     0.14%        --
      Bond Index
    EQ/Core Bond Index                   0.35%         0.25%     0.11%        --
    ----------------------------------------------------------------------------------


    ------------------------------------------------------------------------------------
                                                                       Net Total
                                       Total Annual    Fee Waivers      Annual
                                         Expenses        and/or        Expenses
                                         (Before         Expense        (After
                                         Expense       Reimburse-      Expense
     Portfolio Name                    Limitations)       ments      Limitations)
    ------------------------------------------------------------------------------------
     AXA Premier VIP Trust
    ------------------------------------------------------------------------------------
    AXA Aggressive Allocation            1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity       1.00%              --          1.00%
    Multimanager Core Bond               0.96%            0.00%         0.96%
    Multimanager Health Care             1.42%            0.00%         1.42%
    Multimanager High Yield              0.96%              --          0.96%
    Multimanager International Equity    1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity   1.15%            0.00%         1.15%
    Multimanager Large Cap Growth        1.24%            0.00%         1.24%
    Multimanager Large Cap Value         1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value           1.24%            0.00%         1.24%
    Multimanager Small Cap Growth        1.34%            0.00%         1.34%
    Multimanager Small Cap Value         1.29%            0.00%         1.29%
    Multimanager Technology              1.43%            0.00%         1.43%
    ------------------------------------------------------------------------------------
    EQ Advisors Trust
    ------------------------------------------------------------------------------------
    EQ/Intermediate Government           0.74%              --          0.74%
      Bond Index
    EQ/Core Bond Index                   0.71%              --          0.71%      0.46%
    ------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    -------------------------------------------------------------------------------------------------------------------------------
                                                                                       If you annuitize at the end of the
                                                                                        applicable time period and select
                                                                                      a non-life contingent period certain
                                          If you surrender your contract at the           annuity option with less than
                                            end of the applicable time period                       ten years
    -------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation               $898     $1,688     $2,497      $4,031     N/A       $1,688     $2,497      $4,031
    AXA Conservative Allocation             $879     $1,633     $2,408      $3,856     N/A       $1,633     $2,408      $3,856
    AXA Conservative-Plus Allocation        $884     $1,648     $2,432      $3,902     N/A       $1,648     $2,432      $3,902
    AXA Moderate Allocation                 $888     $1,659     $2,450      $3,939     N/A       $1,659     $2,450      $3,939
    AXA Moderate-Plus Allocation            $892     $1,671     $2,469      $3,976     N/A       $1,671     $2,469      $3,976
    Multimanager Aggressive Equity          $855     $1,561     $2,290      $3,621     N/A       $1,561     $2,290      $3,621
    Multimanager Core Bond                  $850     $1,549     $2,270      $3,581     N/A       $1,549     $2,270      $3,581
    Multimanager Health Care                $896     $1,683     $2,488      $4,013     N/A       $1,683     $2,488      $4,013
    Multimanager High Yield                 $851     $1,549     $2,271      $3,583     N/A       $1,549     $2,271      $3,583
    Multimanager International Equity       $882     $1,642     $2,422      $3,884     N/A       $1,642     $2,422      $3,884
    Multimanager Large Cap Core Equity      $869     $1,604     $2,361      $3,762     N/A       $1,604     $2,361      $3,762
    Multimanager Large Cap Growth           $878     $1,630     $2,403      $3,846     N/A       $1,630     $2,403      $3,846
    Multimanager Large Cap Value            $872     $1,611     $2,371      $3,783     N/A       $1,611     $2,371      $3,783
    Multimanager Mid Cap Growth             $879     $1,633     $2,408      $3,856     N/A       $1,633     $2,408      $3,856
    Multimanager Mid Cap Value              $878     $1,630     $2,403      $3,846     N/A       $1,630     $2,403      $3,846
    Multimanager Small Cap Growth           $888     $1,659     $2,450      $3,939     N/A       $1,659     $2,450      $3,939
    Multimanager Small Cap Value            $883     $1,645     $2,427      $3,893     N/A       $1,645     $2,427      $3,893
    Multimanager Technology                 $897     $1,686     $2,493      $4,022     N/A       $1,686     $2,493      $4,022
    -------------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                      $826     $1,475     $2,150      $3,338     N/A       $1,475     $2,150      $3,338
    EQ/Intermediate Government Bond
      Index                                 $828     $1,482     $2,162      $3,362     N/A       $1,482     $2,162      $3,362
    -------------------------------------------------------------------------------------------------------------------------------


    ------------------------------------------------------------------------------------
                                         If you do not surrender your contract
                                              at the end of the applicable
                                                      time period
    ------------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years
    ------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ------------------------------------------------------------------------------------
    AXA Aggressive Allocation               $382     $1,160     $1,957     $4,031
    AXA Conservative Allocation             $362     $1,102     $1,862     $3,856
    AXA Conservative-Plus Allocation        $368     $1,117     $1,887     $3,902
    AXA Moderate Allocation                 $372     $1,130     $1,907     $3,939
    AXA Moderate-Plus Allocation            $376     $1,142     $1,927     $3,976
    Multimanager Aggressive Equity          $336     $1,025     $1,737     $3,621
    Multimanager Core Bond                  $332     $1,012     $1,716     $3,581
    Multimanager Health Care                $380     $1,154     $1,947     $4,013
    Multimanager High Yield                 $332     $1,013     $1,717     $3,583
    Multimanager International Equity       $365     $1,111     $1,877     $3,884
    Multimanager Large Cap Core Equity      $352     $1,071     $1,812     $3,762
    Multimanager Large Cap Growth           $361     $1,099     $1,857     $3,846
    Multimanager Large Cap Value            $354     $1,078     $1,823     $3,783
    Multimanager Mid Cap Growth             $362     $1,102     $1,862     $3,856
    Multimanager Mid Cap Value              $361     $1,099     $1,857     $3,846
    Multimanager Small Cap Growth           $372     $1,130     $1,907     $3,939
    Multimanager Small Cap Value            $366     $1,114     $1,882     $3,893
    Multimanager Technology                 $381     $1,157     $1,952     $4,022
    ------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ------------------------------------------------------------------------------------
    EQ/Core Bond Index                      $306     $  935     $1,589     $3,338
    EQ/Intermediate Government Bond
      Index                                 $308     $  943     $1,601     $3,362
    ------------------------------------------------------------------------------------






   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                            Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) STRATEGIES

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name              New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate    EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -------------------------------------
    AXA Premier VIP Trust
    -------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -------------------------------------
    MULTIMANAGER CORE BOND
    -------------------------------------
    MULTIMANAGER HEALTH CARE
    -------------------------------------
    MULTIMANAGER HIGH YIELD
    -------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -------------------------------------
    MULTIMANAGER MID CAP GROWTH
    -------------------------------------
    MULTIMANAGER MID CAP VALUE
    -------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -------------------------------------
    MULTIMANAGER TECHNOLOGY
    -------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


Series Strategies NB/IF (AR)                                              x02449
Form # 888-546 (1/09)                                              142047 (1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    ----------------------------------------------------------------------------
                                      Management      12b-1    Other
    Portfolio Name                       Fees         Fees    Expenses
    ----------------------------------------------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------------------------------------------
    AXA Aggressive Allocation              0.10%         0.25%     0.17%
    AXA Conservative Allocation            0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation       0.10%         0.25%     0.19%
    AXA Moderate Allocation                0.10%           --      0.17%
    AXA Moderate-Plus Allocation           0.10%         0.25%     0.17%
    Multimanager Aggressive Equity         0.59%           --      0.16%
    Multimanager Core Bond                 0.53%         0.25%     0.18%
    Multimanager Health Care               0.95%         0.25%     0.22%
    Multimanager High Yield                0.53%           --      0.18%
    Multimanager International Equity      0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity     0.69%         0.25%     0.21%
    Multimanager Large Cap Growth          0.75%         0.25%     0.24%
    Multimanager Large Cap Value           0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth            0.80%         0.25%     0.20%
    Multimanager Mid Cap Value             0.80%         0.25%     0.19%
    Multimanager Small Cap Growth          0.85%         0.25%     0.24%
    Multimanager Small Cap Value           0.85%         0.25%     0.19%
    Multimanager Technology                0.95%         0.25%     0.22%
    ----------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  0.35%           --      0.14%
    EQ/Core Bond Index                     0.35%         0.25%     0.11%
    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------------------------
                                       Acquired                                     Net Total
                                      Fund Fees     Total Annual    Fee Waivers      Annual
                                         and          Expenses        and/or        Expenses
                                       Expenses       (Before         Expense        (After
                                     (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                    Portfolios)    Limitations)      ments      Limitations)
    ----------------------------------------------------------------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.09%           (0.19)%        0.90%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          0.75%              --          0.75%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.71%              --          0.71%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ----------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.49%              --          0.49%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ----------------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    -----------------------------------------------------------------------------------------------------------------------------
                                                                                     If you annuitize at the end of the
                                                                                     applicable time period and select a
                                                                                     non-life contingent period certain
                                        If you surrender your contract at the         annuity option with less than ten
                                          end of the applicable time period                         years
    -----------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -----------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation             $850     $1,490     $2,155      $3,390     N/A       $1,490     $2,155      $3,390
    AXA Conservative Allocation           $831     $1,434     $2,063      $3,202     N/A       $1,434     $2,063      $3,202
    AXA Conservative-Plus Allocation      $836     $1,449     $2,087      $3,252     N/A       $1,449     $2,087      $3,252
    -----------------------------------------------------------------------------------------------------------------------------


    ----------------------------------------------------------------------------
                                       If you do not surrender your contract
                                            at the end of the applicable
                                                    time period
    ----------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
    ----------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------
    AXA Aggressive Allocation             $300      $917      $1,559     $3,280
    AXA Conservative Allocation           $280      $857      $1,461     $3,090
    AXA Conservative-Plus Allocation      $285      $873      $1,487     $3,140
    ----------------------------------------------------------------------------


    -------------------------------------------------------------------------------------------------------------------------------
                                                                                          If you annuitize at the end of the
                                                                                          applicable time period and select a
                                                                                          non-life contingent period certain
                                             If you surrender your contract at the         annuity option with less than ten
                                               end of the applicable time period                         years
    -------------------------------------------------------------------------------------------------------------------------------
                                             1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    AXA Moderate Allocation                    $816     $1,387     $1,985      $3,041     N/A       $1,387     $1,985      $3,041
    AXA Moderate-Plus Allocation               $844     $1,472     $2,126      $3,331     N/A       $1,472     $2,126      $3,331
    Multimanager Aggressive Equity             $782     $1,286     $1,818      $2,691     N/A       $1,286     $1,818      $2,691
    Multimanager Core Bond                     $803     $1,348     $1,921      $2,908     N/A       $1,348     $1,921      $2,908
    Multimanager Health Care                   $848     $1,484     $2,146      $3,370     N/A       $1,484     $2,146      $3,370
    Multimanager High Yield                    $778     $1,274     $1,798      $2,649     N/A       $1,274     $1,798      $2,649
    Multimanager International Equity          $834     $1,443     $2,078      $3,232     N/A       $1,443     $2,078      $3,232
    Multimanager Large Cap Core Equity         $822     $1,404     $2,014      $3,101     N/A       $1,404     $2,014      $3,101
    Multimanager Large Cap Growth              $830     $1,431     $2,058      $3,192     N/A       $1,431     $2,058      $3,192
    Multimanager Large Cap Value               $824     $1,411     $2,025      $3,124     N/A       $1,411     $2,025      $3,124
    Multimanager Mid Cap Growth                $831     $1,434     $2,063      $3,202     N/A       $1,434     $2,063      $3,202
    Multimanager Mid Cap Value                 $830     $1,431     $2,058      $3,192     N/A       $1,431     $2,058      $3,192
    Multimanager Small Cap Growth              $840     $1,460     $2,107      $3,291     N/A       $1,460     $2,107      $3,291
    Multimanager Small Cap Value               $835     $1,446     $2,083      $3,242     N/A       $1,446     $2,083      $3,242
    Multimanager Technology                    $849     $1,487     $2,150      $3,380     N/A       $1,487     $2,150      $3,380
    -------------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                         $778     $1,274     $1,797      $2,647     N/A       $1,274     $1,797      $2,647
    EQ/Intermediate Government Bond Index      $756     $1,206     $1,684      $2,407     N/A       $1,206     $1,684      $2,407
    -------------------------------------------------------------------------------------------------------------------------------


    ---------------------------------------------------------------------------------
                                            If you do not surrender your contract
                                                 at the end of the applicable
                                                         time period
    ---------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years
    ---------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------------
    AXA Moderate Allocation                    $263      $807      $1,378     $2,927
    AXA Moderate-Plus Allocation               $293      $898      $1,528     $3,221
    Multimanager Aggressive Equity             $227      $701      $1,200     $2,573
    Multimanager Core Bond                     $249      $766      $1,310     $2,792
    Multimanager Health Care                   $297      $910      $1,549     $3,260
    Multimanager High Yield                    $223      $688      $1,179     $2,531
    Multimanager International Equity          $283      $867      $1,476     $3,120
    Multimanager Large Cap Core Equity         $269      $826      $1,409     $2,988
    Multimanager Large Cap Growth              $279      $854      $1,456     $3,080
    Multimanager Large Cap Value               $271      $833      $1,420     $3,011
    Multimanager Mid Cap Growth                $280      $857      $1,461     $3,090
    Multimanager Mid Cap Value                 $279      $854      $1,456     $3,080
    Multimanager Small Cap Growth              $289      $885      $1,507     $3,181
    Multimanager Small Cap Value               $284      $870      $1,482     $3,130
    Multimanager Technology                    $298      $914      $1,554     $3,270
    ---------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ---------------------------------------------------------------------------------
    EQ/Core Bond Index                         $223      $687      $1,178     $2,529
    EQ/Intermediate Government Bond Index      $199      $616      $1,058     $2,285
    ---------------------------------------------------------------------------------



   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                            Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) AT RETIREMENT(SM)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    ----------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    ----------------------------------------
    MULTIMANAGER CORE BOND
    ----------------------------------------
    MULTIMANAGER HEALTH CARE
    ----------------------------------------
    MULTIMANAGER HIGH YIELD
    ----------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    ----------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    ----------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    ----------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    ----------------------------------------
    MULTIMANAGER MID CAP GROWTH
    ----------------------------------------
    MULTIMANAGER MID CAP VALUE
    ----------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    ----------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    ----------------------------------------
    MULTIMANAGER TECHNOLOGY
    ----------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


EV At Retirement NB/IF (AR)                                             x02450
Form # 888-547 (1/09)                                            142048 (1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    -------------------------------------------------------------------------
                                         Management     12b-1     Other
    Portfolio Name                          Fees         Fees    Expenses
    -------------------------------------------------------------------------
    AXA Aggressive Allocation              0.10%         0.25%     0.17%
    AXA Conservative Allocation            0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation       0.10%         0.25%     0.19%
    AXA Moderate Allocation                0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation           0.10%         0.25%     0.17%
    Multimanager Aggressive Equity         0.59%         0.25%     0.16%
    Multimanager Core Bond                 0.53%         0.25%     0.18%
    Multimanager Health Care               0.95%         0.25%     0.22%
    Multimanager High Yield                0.53%         0.25%     0.18%
    Multimanager International Equity      0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity     0.69%         0.25%     0.21%
    Multimanager Large Cap Growth          0.75%         0.25%     0.24%
    Multimanager Large Cap Value           0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth            0.80%         0.25%     0.20%
    Multimanager Mid Cap Value             0.80%         0.25%     0.19%
    Multimanager Small Cap Growth          0.85%         0.25%     0.24%
    Multimanager Small Cap Value           0.85%         0.25%     0.19%
    Multimanager Technology                0.95%         0.25%     0.22%
    -------------------------------------------------------------------------
    EQ Advisors Trust
    -------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  0.35%         0.25%     0.14%
    EQ/Core Bond Index                     0.35%         0.25%     0.11%
    -------------------------------------------------------------------------


    ----------------------------------------------------------------------------------------------
                                          Acquired                                     Net Total
                                         Fund Fees     Total Annual    Fee Waivers      Annual
                                            and          Expenses        and/or        Expenses
                                          Expenses       (Before         Expense        (After
                                        (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                      Portfolios)    Limitations)       ments      Limitations)
    ----------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%         1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%         1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%         1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%         1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%         1.20%
    Multimanager Aggressive Equity         --          1.00%              --           1.00%
    Multimanager Core Bond                 --          0.96%            0.00%          0.96%
    Multimanager Health Care               --          1.42%            0.00%          1.42%
    Multimanager High Yield                --          0.96%              --           0.96%
    Multimanager International Equity      --          1.28%            0.00%          1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%          1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%          1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%          1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%          1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%          1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%          1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%          1.29%
    Multimanager Technology              0.01%         1.43%            0.00%          1.43%
    ----------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --           0.74%
    EQ/Core Bond Index                     --          0.71%              --           0.71%
    ----------------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    ---------------------------------------------------------------------------------------------------------------------------
                                                                                   If you surrender or do not surrender your
                                          If you annuitize at the end of the                    contract at the
                                                applicable time period                 end of the applicable time period
    ---------------------------------------------------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years     1 year    3 years    5 years    10 years
    ---------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation             N/A       $1,564     $2,430      $4,815      $394      $1,214     $2,080     $4,465
    AXA Conservative Allocation           N/A       $1,505     $2,334      $4,631      $374      $1,155     $1,984     $4,281
    AXA Conservative-Plus Allocation      N/A       $1,521     $2,359      $4,680      $379      $1,171     $2,009     $4,330
    AXA Moderate Allocation               N/A       $1,533     $2,380      $4,719      $383      $1,183     $2,030     $4,369
    AXA Moderate-Plus Allocation          N/A       $1,546     $2,400      $4,758      $388      $1,196     $2,050     $4,408
    Multimanager Aggressive Equity        N/A       $1,428     $2,206      $4,386      $348      $1,078     $1,856     $4,036
    Multimanager Core Bond                N/A       $1,415     $2,184      $4,344      $344      $1,065     $1,834     $3,994
    Multimanager Health Care              N/A       $1,558     $2,420      $4,796      $392      $1,208     $2,070     $4,446
    ---------------------------------------------------------------------------------------------------------------------------


    -------------------------------------------------------------------------------------------------------------------------------
                                                                                        If you surrender or do not surrender your
                                               If you annuitize at the end of the              contract at the end of the
                                                     applicable time period                      applicable time period
    -------------------------------------------------------------------------------------------------------------------------------
                                             1 year    3 years    5 years    10 years     1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    Multimanager High Yield                    N/A       $1,415     $2,185      $4,346      $344      $1,065     $1,835     $3,996
    Multimanager International Equity          N/A       $1,515     $2,349      $4,661      $377      $1,165     $1,999     $4,311
    Multimanager Large Cap Core Equity         N/A       $1,474     $2,282      $4,533      $364      $1,124     $1,932     $4,183
    Multimanager Large Cap Growth              N/A       $1,502     $2,329      $4,622      $373      $1,152     $1,979     $4,272
    Multimanager Large Cap Value               N/A       $1,481     $2,294      $4,555      $366      $1,131     $1,944     $4,205
    Multimanager Mid Cap Growth                N/A       $1,505     $2,334      $4,631      $374      $1,155     $1,984     $4,281
    Multimanager Mid Cap Value                 N/A       $1,502     $2,329      $4,622      $373      $1,152     $1,979     $4,272
    Multimanager Small Cap Growth              N/A       $1,533     $2,380      $4,719      $383      $1,183     $2,030     $4,369
    Multimanager Small Cap Value               N/A       $1,518     $2,354      $4,670      $378      $1,168     $2,004     $4,320
    Multimanager Technology                    N/A       $1,561     $2,425      $4,806      $393      $1,211     $2,075     $4,456
    -------------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                         N/A       $1,336     $2,054      $4,089      $317      $  986     $1,704     $3,739
    EQ/Intermediate Government Bond Index      N/A       $1,344     $2,067      $4,115      $320      $  994     $1,717     $3,765
    -------------------------------------------------------------------------------------------------------------------------------





   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) At Retirement is issued by and is a registered service mark of AXA
                       Equitable Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) AT RETIREMENT

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    --------------------------------------
    AXA Premier VIP Trust
    --------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    --------------------------------------
    MULTIMANAGER CORE BOND
    --------------------------------------
    MULTIMANAGER HEALTH CARE
    --------------------------------------
    MULTIMANAGER HIGH YIELD
    --------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    --------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    --------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    --------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    --------------------------------------
    MULTIMANAGER MID CAP GROWTH
    --------------------------------------
    MULTIMANAGER MID CAP VALUE
    --------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    --------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    --------------------------------------
    MULTIMANAGER TECHNOLOGY
    --------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


Series At Retirement '04 NB/IF (AR)                                       x02451
Form # 888-548 (1/09)                                               142049(1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    ----------------------------------------------------------------------------
                                      Management       12b-1    Other
    Portfolio Name                       Fees          Fees    Expenses
    ----------------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------
    EQ/Intermediate Government Bond
      Index                              0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------------


    --------------------------------------------------------------------------------------------
                                        Acquired                                     Net Total
                                       Fund Fees     Total Annual    Fee Waivers      Annual
                                          and          Expenses        and/or        Expenses
                                        Expenses       (Before         Expense        (After
                                      (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                    Portfolios)    Limitations)       ments      Limitations)
    --------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    --------------------------------------------------------------------------------------------
    EQ Advisors Trust
    --------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    --------------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    ---------------------------------------------------------------------------------------------------------------------------
                                          If you annuitize at the end of the       If you surrender or do not surrender your
                                                   applicable time                         contract at the end of the
                                                        period                              applicable time period
    ---------------------------------------------------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years     1 year    3 years    5 years    10 years
    ---------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation             N/A       $1,549     $2,405      $4,767      $389      $1,199     $2,055     $4,417
    AXA Conservative Allocation           N/A       $1,490     $2,308      $4,583      $369      $1,140     $1,958     $4,233
    AXA Conservative-Plus Allocation      N/A       $1,505     $2,334      $4,631      $374      $1,155     $1,984     $4,281
    AXA Moderate Allocation               N/A       $1,518     $2,354      $4,670      $378      $1,168     $2,004     $4,320
    AXA Moderate-Plus Allocation          N/A       $1,530     $2,374      $4,709      $382      $1,180     $2,024     $4,359
    Multimanager Aggressive Equity        N/A       $1,412     $2,180      $4,336      $343      $1,062     $1,830     $3,986
    Multimanager Core Bond                N/A       $1,399     $2,158      $4,294      $338      $1,049     $1,808     $3,944
    Multimanager Health Care              N/A       $1,543     $2,395      $4,748      $387      $1,193     $2,045     $4,398
    ---------------------------------------------------------------------------------------------------------------------------


    -------------------------------------------------------------------------------------------------------------------------------
                                          If you annuitize at the end of the       If you surrender or do not surrender your
                                                   applicable time                         contract at the end of the
                                                        period                              applicable time period
    -------------------------------------------------------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years     1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    Multimanager High Yield                    N/A       $1,400     $2,160      $4,296      $339      $1,050     $1,810     $3,946
    Multimanager International Equity          N/A       $1,499     $2,323      $4,612      $372      $1,149     $1,973     $4,262
    Multimanager Large Cap Core Equity         N/A       $1,459     $2,257      $4,484      $358      $1,109     $1,907     $4,134
    Multimanager Large Cap Growth              N/A       $1,487     $2,303      $4,573      $368      $1,137     $1,953     $4,223
    Multimanager Large Cap Value               N/A       $1,465     $2,268      $4,506      $361      $1,115     $1,918     $4,156
    Multimanager Mid Cap Growth                N/A       $1,490     $2,308      $4,583      $369      $1,140     $1,958     $4,233
    Multimanager Mid Cap Value                 N/A       $1,487     $2,303      $4,573      $368      $1,137     $1,953     $4,223
    Multimanager Small Cap Growth              N/A       $1,518     $2,354      $4,670      $378      $1,168     $2,004     $4,320
    Multimanager Small Cap Value               N/A       $1,502     $2,329      $4,622      $373      $1,152     $1,979     $4,272
    Multimanager Technology                    N/A       $1,546     $2,400      $4,758      $388      $1,196     $2,050     $4,408
    -------------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                         N/A       $1,321     $2,028      $4,037      $312      $  971     $1,678     $3,687
    EQ/Intermediate Government Bond Index      N/A       $1,328     $2,041      $4,063      $315      $  978     $1,691     $3,713
    -------------------------------------------------------------------------------------------------------------------------------




   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) At Retirement '04 is issued by and is a registered service mark of
                     AXA Equitable Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) VANTAGE(SM)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                                   New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                                     EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    ------------------------------------
    AXA Premier VIP Trust
    ------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    ------------------------------------
    MULTIMANAGER CORE BOND
    ------------------------------------
    MULTIMANAGER HEALTH CARE
    ------------------------------------
    MULTIMANAGER HIGH YIELD
    ------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    ------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    ------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    ------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    ------------------------------------
    MULTIMANAGER MID CAP GROWTH
    ------------------------------------
    MULTIMANAGER MID CAP VALUE
    ------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    ------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    ------------------------------------
    MULTIMANAGER TECHNOLOGY
    ------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


Vantage NB/IF (AR)                                                        x02453
Form # 888-550 (1/09)                                              142051 (1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    ---------------------------------------------------------------------
                                      Management      12b-1      Other
    Portfolio Name                       Fees         Fees     Expenses
    ---------------------------------------------------------------------
    AXA Premier VIP Trust
    ---------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ---------------------------------------------------------------------
    EQ Advisors Trust
    ---------------------------------------------------------------------
    EQ/Intermediate Government Bond
      Index                              0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ---------------------------------------------------------------------


    --------------------------------------------------------------------------------------------
                                       Acquired                                     Net Total
                                      Fund Fees     Total Annual    Fee Waivers      Annual
                                         and          Expenses        and/or        Expenses
                                       Expenses       (Before         Expense        (After
                                     (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                   Portfolios)    Limitations)       ments      Limitations)
    --------------------------------------------------------------------------------------------
    AXA Premier VIP Trust
    --------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    --------------------------------------------------------------------------------------------
    EQ Advisors Trust
    --------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    --------------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    -------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period               applicable time period(1)
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation             $876     $1,447     $1,934      $2,914     N/A       $1,447     $1,934      $2,914
    AXA Conservative Allocation           $857     $1,391     $1,840      $2,716     N/A       $1,391     $1,840      $2,716
    AXA Conservative-Plus Allocation      $862     $1,406     $1,864      $2,769     N/A       $1,406     $1,864      $2,769
    AXA Moderate Allocation               $866     $1,418     $1,884      $2,810     N/A       $1,418     $1,884      $2,810
    AXA Moderate-Plus Allocation          $870     $1,430     $1,904      $2,852     N/A       $1,430     $1,904      $2,852
    Multimanager Aggressive Equity        $833     $1,318     $1,716      $2,452     N/A       $1,318     $1,716      $2,452
    -------------------------------------------------------------------------------------------------------------------------


    -----------------------------------------------------------------------------
                                       If you do not surrender your contract
                                            at the end of the applicable
                                                    time period
    -----------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
    -----------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------------
    AXA Aggressive Allocation             $261      $803      $1,371     $2,914
    AXA Conservative Allocation           $241      $743      $1,272     $2,716
    AXA Conservative-Plus Allocation      $247      $759      $1,298     $2,769
    AXA Moderate Allocation               $251      $772      $1,319     $2,810
    AXA Moderate-Plus Allocation          $255      $784      $1,340     $2,852
    Multimanager Aggressive Equity        $215      $665      $1,140     $2,452
    -----------------------------------------------------------------------------


    -----------------------------------------------------------------------------------------------------------------------------
                                          If you surrender your contract at the        If you annuitize at the end of the
                                            end of the applicable time period               applicable time period(1)
    -----------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -----------------------------------------------------------------------------------------------------------------------------
    Multimanager Core Bond                  $828     $1,305     $1,695      $2,407     N/A       $1,305     $1,695      $2,407
    Multimanager Health Care                $874     $1,441     $1,924      $2,893     N/A       $1,441     $1,924      $2,893
    Multimanager High Yield                 $829     $1,306     $1,696      $2,409     N/A       $1,306     $1,696      $2,409
    Multimanager International Equity       $860     $1,400     $1,855      $2,748     N/A       $1,400     $1,855      $2,748
    Multimanager Large Cap Core Equity      $847     $1,362     $1,790      $2,611     N/A       $1,362     $1,790      $2,611
    Multimanager Large Cap Growth           $856     $1,388     $1,835      $2,706     N/A       $1,388     $1,835      $2,706
    Multimanager Large Cap Value            $849     $1,368     $1,801      $2,634     N/A       $1,368     $1,801      $2,634
    Multimanager Mid Cap Growth             $857     $1,391     $1,840      $2,716     N/A       $1,391     $1,840      $2,716
    Multimanager Mid Cap Value              $856     $1,388     $1,835      $2,706     N/A       $1,388     $1,835      $2,706
    Multimanager Small Cap Growth           $866     $1,418     $1,884      $2,810     N/A       $1,418     $1,884      $2,810
    Multimanager Small Cap Value            $861     $1,403     $1,859      $2,758     N/A       $1,403     $1,859      $2,758
    Multimanager Technology                 $875     $1,444     $1,929      $2,903     N/A       $1,444     $1,929      $2,903
    -----------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -----------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                      $804     $1,231     $1,568      $2,133     N/A       $1,231     $1,568      $2,133
    EQ/Intermediate Government
      Bond Index                            $806     $1,238     $1,581      $2,161     N/A       $1,238     $1,581      $2,161
    -----------------------------------------------------------------------------------------------------------------------------


    -------------------------------------------------------------------------------
                                    If you do not surrender your contract  at the
                                          end of the applicable  time period
    -------------------------------------------------------------------------------
                                         1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------
    Multimanager Core Bond                  $211      $652      $1,118     $2,407
    Multimanager Health Care                $259      $797      $1,361     $2,893
    Multimanager High Yield                 $211      $652      $1,119     $2,409
    Multimanager International Equity       $245      $753      $1,287     $2,748
    Multimanager Large Cap Core Equity      $231      $712      $1,219     $2,611
    Multimanager Large Cap Growth           $240      $740      $1,266     $2,706
    Multimanager Large Cap Value            $233      $719      $1,230     $2,634
    Multimanager Mid Cap Growth             $241      $743      $1,272     $2,716
    Multimanager Mid Cap Value              $240      $740      $1,266     $2,706
    Multimanager Small Cap Growth           $251      $772      $1,319     $2,810
    Multimanager Small Cap Value            $246      $756      $1,293     $2,758
    Multimanager Technology                 $260      $800      $1,366     $2,903
    -------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------
    EQ/Core Bond Index                      $185      $572      $  984     $2,133
    EQ/Intermediate Government
      Bond Index                            $187      $580      $  998     $2,161
    -------------------------------------------------------------------------------

(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.






   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) Vantage(SM) is issued by and is a registered service mark of AXA
                       Equitable Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR EQUI-VEST(R) TSA ADVANTAGE

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

2.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -------------------------------------
    AXA Premier VIP Trust
    -------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -------------------------------------
    MULTIMANAGER CORE BOND
    -------------------------------------
    MULTIMANAGER HEALTH CARE
    -------------------------------------
    MULTIMANAGER HIGH YIELD
    -------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -------------------------------------
    MULTIMANAGER MID CAP GROWTH
    -------------------------------------
    MULTIMANAGER MID CAP VALUE
    -------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -------------------------------------
    MULTIMANAGER TECHNOLOGY
    -------------------------------------

3.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


Series TSA Adv. NB/IF (AR)                                                x02454
Form # 888-551 (1/09)                                              142052 (1/09)

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

4.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.


    ------------------------------------------------------------------------
                                     Management        12b-1    Other
    Portfolio Name                       Fees          Fees    Expenses
    ------------------------------------------------------------------------
    AXA Premier VIP Trust
    ------------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ------------------------------------------------------------------------
    EQ Advisors Trust
    ------------------------------------------------------------------------
    EQ/Intermediate Government Bond
      Index                              0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ------------------------------------------------------------------------


    ---------------------------------------------------------------------------------------------
                                        Acquired                                     Net Total
                                       Fund Fees     Total Annual    Fee Waivers      Annual
                                          and          Expenses        and/or        Expenses
                                        Expenses       (Before         Expense        (After
                                      (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                    Portfolios)    Limitations)       ments      Limitations)
    ---------------------------------------------------------------------------------------------
    AXA Premier VIP Trust
    ---------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ---------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ---------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ---------------------------------------------------------------------------------------------

5.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    --------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period               applicable time period(1)
    --------------------------------------------------------------------------------------------------------------------------
                                        1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    --------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    --------------------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation             $915     $1,680     $2,465      $3,904     N/A       $1,680     $2,465      $3,904
    AXA Conservative Allocation           $896     $1,624     $2,375      $3,726     N/A       $1,624     $2,375      $3,726
    AXA Conservative-Plus Allocation      $901     $1,639     $2,399      $3,773     N/A       $1,639     $2,399      $3,773
    AXA Moderate Allocation               $905     $1,651     $2,418      $3,811     N/A       $1,651     $2,418      $3,811
    --------------------------------------------------------------------------------------------------------------------------


    ----------------------------------------------------------------------------
                                       If you do not surrender your contract
                                            at the end of the applicable
                                                    time period
    ----------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
    ----------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------
    AXA Aggressive Allocation             $368     $1,118     $1,888     $3,904
    AXA Conservative Allocation           $348     $1,059     $1,793     $3,726
    AXA Conservative-Plus Allocation      $353     $1,075     $1,818     $3,773
    AXA Moderate Allocation               $357     $1,087     $1,838     $3,811
    ----------------------------------------------------------------------------


    -------------------------------------------------------------------------------------------------------------------------------
                                             If you surrender your contract at the        If you annuitize at the end of the
                                               end of the applicable time period               applicable time period(1)
    -------------------------------------------------------------------------------------------------------------------------------
                                            1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
    -------------------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    AXA Moderate-Plus Allocation               $909     $1,662     $2,436      $3,848     N/A       $1,662     $2,436      $3,848
    Multimanager Aggressive Equity             $871     $1,552     $2,257      $3,488     N/A       $1,552     $2,257      $3,488
    Multimanager Core Bond                     $867     $1,540     $2,237      $3,447     N/A       $1,540     $2,237      $3,447
    Multimanager Health Care                   $913     $1,674     $2,455      $3,885     N/A       $1,674     $2,455      $3,885
    Multimanager High Yield                    $867     $1,540     $2,238      $3,449     N/A       $1,540     $2,238      $3,449
    Multimanager International Equity          $899     $1,633     $2,389      $3,754     N/A       $1,633     $2,389      $3,754
    Multimanager Large Cap Core Equity         $886     $1,595     $2,328      $3,631     N/A       $1,595     $2,328      $3,631
    Multimanager Large Cap Growth              $895     $1,621     $2,370      $3,716     N/A       $1,621     $2,370      $3,716
    Multimanager Large Cap Value               $888     $1,602     $2,338      $3,652     N/A       $1,602     $2,338      $3,652
    Multimanager Mid Cap Growth                $896     $1,624     $2,375      $3,726     N/A       $1,624     $2,375      $3,726
    Multimanager Mid Cap Value                 $895     $1,621     $2,370      $3,716     N/A       $1,621     $2,370      $3,716
    Multimanager Small Cap Growth              $905     $1,651     $2,418      $3,811     N/A       $1,651     $2,418      $3,811
    Multimanager Small Cap Value               $900     $1,636     $2,394      $3,764     N/A       $1,636     $2,394      $3,764
    Multimanager Technology                    $914     $1,677     $2,460      $3,895     N/A       $1,677     $2,460      $3,895
    -------------------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                         $842     $1,466     $2,116      $3,201     N/A       $1,466     $2,116      $3,201
    EQ/Intermediate Government Bond Index      $845     $1,474     $2,129      $3,226     N/A       $1,474     $2,129      $3,226
    -------------------------------------------------------------------------------------------------------------------------------


    ----------------------------------------------------------------------------------
                                            If you do not surrender your contract
                                                 at the end of the applicable
                                                         time period
    ----------------------------------------------------------------------------------
                                            1 year    3 years    5 years    10 years
    ----------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------------
    AXA Moderate-Plus Allocation               $361     $1,099     $1,858     $3,848
    Multimanager Aggressive Equity             $322     $  983     $1,667     $3,488
    Multimanager Core Bond                     $317     $  970     $1,646     $3,447
    Multimanager Health Care                   $366     $1,112     $1,878     $3,885
    Multimanager High Yield                    $318     $  970     $1,647     $3,449
    Multimanager International Equity          $351     $1,069     $1,808     $3,754
    Multimanager Large Cap Core Equity         $337     $1,028     $1,742     $3,631
    Multimanager Large Cap Growth              $347     $1,056     $1,788     $3,716
    Multimanager Large Cap Value               $340     $1,035     $1,753     $3,652
    Multimanager Mid Cap Growth                $348     $1,059     $1,793     $3,726
    Multimanager Mid Cap Value                 $347     $1,056     $1,788     $3,716
    Multimanager Small Cap Growth              $357     $1,087     $1,838     $3,811
    Multimanager Small Cap Value               $352     $1,072     $1,813     $3,764
    Multimanager Technology                    $367     $1,115     $1,883     $3,895
    ----------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ----------------------------------------------------------------------------------
    EQ/Core Bond Index                         $291     $  892     $1,518     $3,201
    EQ/Intermediate Government Bond Index      $294     $  900     $1,531     $3,226
    ----------------------------------------------------------------------------------

(1) Please see "When withdrawal charges do not apply" in "Charges and expenses" in the prospectus for more information on withdrawal charge waivers upon annuitization.




   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                            Life Insurance Company.

Co-distributed by affiliates AXA Advisors, LLC and/or AXA Distributors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR EQUI-VEST(R) VANTAGE(SM) ADDITIONAL CONTRIBUTIONS TAX-SHELTERED
(ACTS) PROGRAM

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus, supplement to prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (together, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

1. PORTFOLIO NAME AND SUB-ADVISER CHANGE

   Effective on or about January 15, 2009, the EQ/JPMorgan Core Bond Portfolio will be renamed. The new name of the portfolio will be EQ/Core Bond Index Portfolio. Accordingly, all references to its corresponding investment option in the Prospectus are also changed. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser of the Portfolio.

2. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the AXA Moderate Allocation and EQ/Core Bond Index Portfolios.

   ------------------------------------------------------------------------------------------------------------------------------
                                                               Acquired     Total Annual    Fee Waivers      Net Total
                                                              Fund Fees       Expenses        and/or          Annual
                                                            and Expenses      (Before         Expense        Expenses
                           Management   12b-1       Other    (Underlying      Expense       Reimburse-    (After Expense
   Portfolio Name             Fees       Fees     Expenses    Portfolios)    Limitations)       ments       Limitations)
   ------------------------------------------------------------------------------------------------------------------------------
   AXA Premier VIP Trust
   ------------------------------------------------------------------------------------------------------------------------------
   AXA Moderate Allocation   0.10%         0.25%     0.17%      0.82%          1.34%           (0.19)%        1.15%
   ------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust:
   ------------------------------------------------------------------------------------------------------------------------------
   EQ/Core Bond Index        0.35%         0.25%     0.11%        --           0.71%              --          0.71%
   ------------------------------------------------------------------------------------------------------------------------------

888-552 (1/09)                                         Catalog No. 142053 (1/09)
NB/IF (AR)                                                               x02470

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the AXA Moderate Allocation and EQ/Core Bond Index Portfolios.

   ---------------------------------------------------------------------------------------------------------------
                                                                       If you surrender or do not surrender your
                               If you annuitize at the end of the                     contract at
                                     applicable time period              the end of the applicable time period
                           ---------------------------------------------------------------------------------------
                           1 year     3 years    5 years    10 years    1 year    3 years    5 years    10 years
   ---------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST
   ---------------------------------------------------------------------------------------------------------------
   AXA Moderate Allocation   N/A       $1,011     $1,484      $2,790      $214      $661      $1,134     $2,440
   ---------------------------------------------------------------------------------------------------------------
   EQ ADVISORS TRUST:
   ---------------------------------------------------------------------------------------------------------------
   EQ/Core Bond Index        N/A       $  810     $1,144      $2,088      $148      $460      $  794     $1,738
   ---------------------------------------------------------------------------------------------------------------



   EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company. Co-distributed by affiliates AXA Advisors, LLC and AXA
       Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

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